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                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and between Chad Therapeutics, Inc. (the "Company") and Thomas E. Jones (the "Employee"). This Agreement becomes effective after execution by both the Employee and the Company on April 1, 1998 (the "Effective Date").

        The Company and the Employee contract with reference to the following facts:

        A. The Employee has special and unique experience, skills, training and expertise which qualify him to serve as the Company's Chief Executive Officer and Vice Chairman of the Board of Directors ("CEO"), the Company desires to employ the Employee in the position of CEO, and the Employee desires to accept such employment by the Company. The employment of the Employee by the Company pursuant to this Agreement is hereinafter sometimes referred to as "the Employment."

        B. The Company and the Employee hereby enter into this Agreement which sets forth each and all of the terms and conditions of the Employment.

        NOW, THEREFORE, in consideration of the agreements, representations, promises, warranties and covenants contained in this Agreement, the Company and the Employee hereby agree as follow:

        1. Employment, Term, Duties and Exclusive Employment

               1.1 Duties and Responsibilities. Within the limitations established by the Company's Bylaws and its Board of Directors ("the Board"), the Employee shall have each and all of the duties and responsibilities of the Company's CEO as those duties may from time to time be established, changed, increased or decreased by the Board. The Employee will primarily serve as the principal executive officer of the Company and will supervise the other officers and managers of the Company. He will provide the general direction and strategic planning for the Company. The Employee may be appointed to sit on the Board without any additional compensation and/or appointed to act as a special advisor without any additional compensation. Any such duties undertaken by the Employee will be at the sole direction of the Board.

               1.2 Term of Employment. The Employment shall begin on the Effective Date, and unless sooner terminated as provided below in Paragraph No. 9, the Employment shall continue thereafter until terminated.

               1.3 No Other Employment. During the Employment, the Employee shall diligently and conscientiously devote all of his energies, interests, abilities, and productive time


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and attention to discharging his duties to the Company and shall not, without the express prior written consent of the Company, render to any other person, corporation, partnership, firm, company, joint venture or other entity any services of any kind for compensation, or engage in any other activity that would in any manner whatsoever compete with the Company, be adverse to any interests of the Company and/or in any manner whatsoever interfere with the performance of the Employee's duties for the Company.

               1.4 Place of Employment. During the Employment, the Employee shall maintain, at the Company's expense, two offices on behalf of the Company, one in the Kansas City metropolitan area, for the convenience of the Employee and one at the Company's principal offices in Southern California. The Employee shall endeavor to be physically present for work at the Southern California office at least 50% of his working time, subject to business travel requirements and vacation schedules.


        2. Compensation. In full and complete consideration for the Employment, each and all of the services to be rendered to the Company by the Employee, and each and all of the warranties, representations, agreements, promises and covenants undertaken by the Employee pursuant to this Agreement, the Employee shall receive annual compensation as follows:

               2.1 Base Salary. The Employee shall receive from the Company a base salary beginning on the Effective Date, of Two Hundred Fifty Thousand Dollars ($250,000.00) per year, payable in equal, semi-monthly installments (the "Base Salary"). From each salary payment the Company will withhold and pay to the proper governmental authorities any and all amounts required by law to be withheld. The Company will also deduct from the Employee's salary payments those sums authorized by the Employee. The Company will make those payments and contributions, such as unemployment insurance premiums, workers' compensation insurance premiums and the employer's portion of federal social security tax, which are required by law to be made by the Company for the Employee's benefit.

               The Employee's salary shall be reviewed by the Board each year prior to the annual anniversary of the Effective Date, and any change in the Employee's salary will be made in the Board's sole discretion on the annual anniversary of the Effective Date; provided that, in no event shall Employee's Base Salary be less than $250,000.

               2.2 Bonus. The Employee shall receive consideration each year for a discretionary incentive bonus (the "Bonus") by the Board. The amount of the Bonus will be determined by the Board in its sole discretion, but will not exceed twenty-five percent (25%) of the Base Salary then in effect; provided that, Employee shall be entitled to participate in any new bonus plan which the Company may adopt to the full extent that any of the Company's executive officers may participate in any such bonus plan. Employee will be entitled to a Bonus for the fiscal year ending March 31, 1999 which shall not be less than 10% of his Base Salary.



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               2.3 Severance Benefits. Pursuant to the terms and conditions of the Company's Severance and Change in Control Plan for Senior Executives, the Employee shall participate in that Plan.

               2.4 Vacation. Employee shall be entitled to take paid vacation during each year of the Employment for such periods as the Chairman of the Board may determine. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, the Company will pay the Employee for any accrued, but unused vacation which is not taken.

               2.5 Other Benefits. Except as otherwise provided in this Agreement, if and to the extent that the Company maintains or adopts any stock option plan or any employee benefit plan, including, without limitation, any group health insurance or life insurance plan, financial planning, pension, stock or 401(k) savings or retirement plan, the benefits thereof shall be extended to the Employee provided that he is eligible for participation therein in accordance with the terms, standards and regulations of such plan as they are from time to time maintained by the Company in its sole discretion.

               2.6 Benefit Plans. Anything in this Agreement or elsewhere to the contrary notwithstanding, the Company specifically reserves the unrestricted right to change or eliminate any or all of the benefits provided to its employees as a group pursuant to any and all employee benefit plans or programs maintained by it, including the right to change the administrators and/or carriers, if any, through which it provides any such benefits.

        3 . Expenses. Except as otherwise expressly provided in this Agreement, the Company will reimburse the Employee for those customary, ordinary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company. Such expenses shall include, without limitation, Employee's reasonable travel expenses incurred in travelling between Kansas City and Los Angeles for business purposes. Such expenses will be reimbursed only upon presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its executives.

               On or before the Effective Date, the Employee shall make arrangements for housing accommodations and transportation while he is in Southern California on Company business. To assist the Employee in a transitional period of not more than Twenty-Four (24) months, the Company shall provide the Employee with partial reimbursement for such accommodation and transportation expenses. The maximum amount the Employee will be reimbursed in any month for such accommodation and transportation expenses is the actual amount of such expenses or Two Thousand, Three Hundred Dollars ($2,300.00), whichever is less. No reimbursement will be made for any such expenses, including, without limitation, automobile, living or relocation expenses incurred by the Employee after March 31, 2000 in order to enable Employee to be present in Southern California for Company business.



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     4.   Duties of the Employee After Any Termination  Following any
termination of the Employment, the Employee shall provide reasonable cooperation to the Company in all matters relating to the winding up of the Employee's work on behalf of the Company and the orderly transfer of all pending work and of the Employee's duties and responsibilities to such other person or persons as may be designated by the Company which designations shall be made in its sole discretion. Upon any termination of the Employment, the Employee will immediately deliver to the Company any and all of the Company's property of any kind or nature whatsoever in the Employee's possession, custody or control, including, without limitation any and all Confidential Information.

     5. Disclosure of Confidential Information The Employee recognizes, acknowledges and agrees that due to and during the Employment he will have access to and obtain certain Confidential Information, as that term is defined in Paragraph No. 12 of this Agreement, relating to the Company's business and not generally known to the public or to the Company's competitors. The Employee recognizes, acknowledges and agrees that the Confidential Information constitutes a valuable, special and unique asset to the Company, access to and knowledge of which is essential to the performance of the Employee's duties. The Employee specifically agrees that, except as directed by the Board, the Employee will not at any time during or after the termination of the Employment use or disclose any Confidential Information to any person whomsoever or allow any Confidential Information to be disclosed to any person whomsoever for any purpose other than for the benefit of the Company.

     6. Compliance with the Company's Bylaws The Employee agrees to become thoroughly familiar with, that he shall be fully bound by and employed pursuant to, each and all of the Company's Bylaws and any directives of the Board of Directors.

     7. Conflicts of Interest The Employee specifically covenants and represents to the Company that he has the full, complete and entire right and authority to enter into the Employment and this Agreement, that he has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with any other person, corporation, partnership, firm, company, joint venture or other entity which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to the Employment and/or this Agreement. As a condition of the Employment, the Employee will not, without the Company's express prior written consent, accept any employment, contractual or other relationship of any kind or nature whatsoever or engage in any association or dealing of any kind or nature whatsoever with any person, corporation, partnership, firm, company, joint venture, or other entity, other than the Company, that poses or could potentially pose any conflict or potential conflict between the interests of any such other entity and the interests of the Company.

     8. No Predatory Solicitation The Employee agrees that during the Employment and for one (1) year following any termination of the Employment he will not, either directly or indirectly, on his own behalf or in the service of others, disrupt, damage, impair or interfere with the business of the Company whether by way of interfering with or raiding its officers, employees, agents, and/or independent contractors or in any manner attempting to persuade any

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such person to discontinue any relationship with the Company, without having received the Company's prior written permission to do so. The Employee is not, however, hereby restricted from being employed by or engaged in a competing business subsequent to any termination of the Employment, which business may compete with the Company provided that Employee does not provide such competing business, directly or indirectly, with any Confidential Information, records, customer lists, employee lists or other data of any kind constituting property of the Company which is not in the public domain.

        9.     Termination of Employment

               9.1 Termination for Cause. The Company has the unrestricted right to terminate the Employment at any time for cause, and upon any termination for cause the Company's sole obligation to the Employee is to pay to the Employee, through the date of such termination, his accrued salary and accrued but unused vacation and expenses, if any.

                        9.1.1 Cause for termination of Employment shall include: theft of Company property having a value in excess of $100; dishonest or fraudulent conduct in his dealings with the Company or on behalf of the Company if such conduct might have a Material Adverse Effect (as defined below) on the Company; willful destruction of Company property having a value in excess of $100; performing any illegal act related in any manner to his employment by and/or duties to the Company if such conduct might have a Material Adverse Effect on the Company; conviction of any felony or any act involving moral turpitude; unauthorized disclosure of any Confidential Information; or the Employee's physical or mental incapacity to perform the essential functions of his job with reasonable accommodation.

                        9.1.2 Cause for termination of Employment shall also include: performing any act adverse to the interests of the Company if such conduct might have a Material Adverse Effect on the Company, gross insubordination; willful neglect of duty; the Employee's failure to follow the instructions of the Board; any breach by the Employee of any of the Company's rules, policies or procedures if such conduct might have a Material Adverse Effect on the Company; or any material breach or threatened breach by the Employee of any term, provision, or covenant of this Agreement.

                        9.1.3 The Company may terminate the Employment for any of the reasons stated in Sections 9.1.1 and 9.1.2 by giving written notice of the termination to the Employee specifying the grounds for the termination, provided that, if the cause for termination arises under Section 9.1.2, then the Employee shall be afforded a reasonable period of time of not less than 30 days to advise the Board as to why the act in question does not constitute cause for termination. The board shall promptly review any information submitted by Employee in this regard and, within 45 days of receipt thereof, shall advise the Employee in writing that his proposed termination has been withdrawn or that his appeal of his proposed termination has been rejected (a "Rejection Notice"). Pending any appeal by Employee of his proposed termination for cause pursuant to
Section 9.1.2, the Board may, in its sole discretion, suspend Employee with pay. Notice of termination shall be without prejudice to any other remedy to which the



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Company may be entitled at law, in equity, or under this Agreement. in the case of termination for cause under Section 9.1.1, the Employment will terminate immediately upon the Company's delivery of a notice of termination for cause. In the case of termination for cause under Section 9.1.2, the Employment will terminate immediately upon delivery to Employee of a Rejection Notice.


                        9.1.4 For purposes hereof, material Adverse Effect shall mean the incurrence by the Company Of any liability, the development of any contingent liability or the diminution in value of any of the Company's assets, in an amount which is determined in good faith by the Board of Directors to involve a loss to the Company of $10,000 or more.

               9.2 Termination Without Cause. The Company and the Employee fully understand and agree that the Employment may be terminated by the Company at any time without cause. Upon any termination of the Employment by the Company without cause, the Company's sole obligation to the Employee is to provide to him (i) a severance benefit pursuant to the Company's Severance and Change in Control Plan (the "Plan"), or (ii) if Employee is not eligible for benefits under the Plan, to pay Employee a severance benefit equal to two times the sum of Employee's base salary and incentive bonus, if any, for the last complete year prior to such termination without cause (the "Severance Benefit"). If the termination without cause occurs during the first year of Employee's employment, then the Severance Benefit shall be $550,000. Payment of the Severance Benefit shall be made in 24 equal monthly installments, commencing on the first day of the month following Employee's termination without cause. As a condition to receipt of the Severance Benefit or payment under the Plan, Employee shall execute and deliver to the Company a full general and special release of any and all claims (the "Release") which the Employee may then have against the Company. The Company will deduct from the payments hereunder, and deliver to the proper governmental authorities, any and all amounts required by law to be withheld from such severance benefits.

               9.3 Other Termination. The Employment shall, in its entirety, terminate immediately upon the death of the Employee. In such event, Employee's estate shall be entitled to such benefits, if any, which the Company has agreed to provide for the estates of its senior officers.

               9.4 Termination by Employee. In the event that the Employee decides to terminate the Employment, he will give the Company advance written notice of the termination of the Employment of not less than ninety (90) days prior to the date upon which the Employment will terminate. Upon receipt of such written notice, continuation of the Employment during the notice period, or at any time after receipt of the notice, will be in the sole discretion of the Company. In the event of termination by the Employee, payment of the Employee's base salary for the notice period shall constitute full and complete satisfaction of each and every obligation of the Company to the Employee.

        10. Arbitration. Any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; the Employment; the meaning, application and/or interpretation



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of this Agreement; any breach or claimed breach of this Agreement; any voluntary or involuntary termination of this Agreement; any claim of discrimination or harassment under federal or state anti-discrimination laws; and/or any voluntary or involuntary termination of the Employment with or without cause shall be settled solely by arbitration in accordance with the Employment Dispute Rules of the American Arbitration Association. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Employee and the Company shall each pay the fees of his or its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting his or its case in arbitration. All other costs of the arbitration, including, without limitation, the costs of any record or transcript of the arbitrator proceedings, administrative fees, the fee of the arbitrator and all other fees and costs shall be borne equally by the Company and by the Employee. Unless otherwise agreed by the Company and the Employee, the arbitration will take place in Los Angeles County, California.

        In the event of any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement; the Employment; the meaning, application and/or interpretation of this Agreement; any breach or claimed breach of this Agreement; any voluntary or involuntary termination of this Agreement; any claim of discrimination or harassment under either federal or state anti-discrimination laws; and/or any voluntary or involuntary termination of the Employment with or without cause by either party, whether directly or by or through any of its officers, directors, employees, agents, attorneys, or shareholders, the parties hereby covenant, warrant and agree that he or it shall not directly or indirectly sue or bring any legal action against, or attempt to collect any damages or sums from, or attempt to obtain any injunction or other legal or equitable remedy against the other party, any shareholder, director, officer, or employee of a party or of any firm or corporation affiliated with said corporation. It is expressly understood by the parties that the sole right of action shall be against the parties to this Agreement through the arbitration proceedings contained in this Paragraph of this Agreement.

        11. Survival of Certain Pensions of this Agreement. Each and all of the terms, provisions and/or covenants of each of Paragraphs Nos. 4, 5, 8, 10, 12 and 13 of this Agreement shall, for any and all purposes whatsoever, survive any termination of the Employment.

        12. Definitions. As used in this Agreement the following terms have the meanings stated:

               12.1 "Inventions" means and refers to any process, technique, machine, device, composition of matter, instrument, tool or formula which is new or which the Employee has a reasonable basis to believe may be new, whether or not patentable or reduced to practice by the Company or any other person, corporation, partnership, firm company, joint venture or other entity, including, without limitation, Trade Secrets, know-how, creations, discoveries, and software.



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               12.2 "Proprietary Information" means and refers to any and all marketing surveys; customer lists; contact lists; pricing information; sources of supply; sources of customers; business plans, projections or prospects; actual and/or projected expenses; actual and/or projected revenues; actual and/or projected profits; research or experimental work; data; lists; files; notes; books; records; drawings and any and all other documents, work products or licensors of a confidential, proprietary or secret nature which is or may be applicable to or related in any way to: (i) the Company and/or any of its owners, clients, customers, or suppliers; (ii) the business of the Company and/or any of its owners, clients, customers, or suppliers; and/or (iii) the research, plans, projections, intentions, or investigations of the Company and/or any of its owners, clients, customers, or suppliers; provided that, Proprietary Information shall not include any information which enters the public domain through no fault of Employee.

               12.3 "Trade Secrets" means and refers to trade secrets as defined in Section 3426.1(d) of the Civil Code of the State of California.

               12.4 "Confidential Information" means and refers, collectively, to all Inventions, Proprietary Information and Trade Secrets, and each of them, as those terms are respectively defined in this Paragraph No. 12, provided that, Confidential Information shall not include any information which enters the public domain through no fault of Employee.

         13.   General

               13.1 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, the Employee and each and all of their respective heirs, legal representatives, successors and assigns. The obligations of the Employee under this Agreement shall be personal and not assignable or delegable by the Employee in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. The Employee may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement, and the Employee may not delegate any of his duties, responsibilities or obligations pursuant to this Agreement. The Company retains the unrestricted right to assign its obligations and rights under this Agreement.

               13.2 Waiver. No waiver of any breach of any warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement. No extension of the time for the performance of any obligation or other act required or permitted by this Agreement shall be deemed to be an "tension of the time for the performance of any other obligation or any other act required or permitted by this Agreement.

               13.3 Sole and Entire Agreement. This Agreement, in conjunction with the Severance Agreement attached hereto, is the sole, complete and entire contract, agreement and



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understanding between the Company and the Employee concerning the Employment;
the terms and conditions of the Employment; the duration of the Employment; the termination of the Employment and the compensation and benefits to be paid and provided by the Company to the Employee pursuant to the Employment. This Agreement supersedes any and all prior contracts, agreements, correspondence, letters of intent, understandings, and/or negotiations, whether oral or written, concerning the Employment; the terms and conditions of the Employment; the duration of the Employment; the termination of the Employment and/or the compensation and benefits to be paid by the Company to the Employee pursuant to the Employment.

               13.4 Applicable Law. Except as to the arbitration provisions of this Agreement which shall be construed under the Federal Arbitration Act and those portions of this Agreement governed by the Employee Retirement Income Security Act, this Agreement shall be construed under the internal laws of the State of California without regard to any conflicts of laws principles.

               13.5 Amendments. This Agreement becomes effective only when executed and delivered by both the Company and the Employee, and no amendment, modification, waiver, or consent relating to this Agreement will be effective unless and until it is embodied in a written document signed by the Company and by the Employee.

               13.6 Construction. The language of this Agreement and of each and every paragraph, term and/or provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against the Employee or the Company, and with no regard whatsoever to the identify or status of any person or persons who drafted all or any portion of this Agreement. The Company and the Employee hereto expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. Therefore if any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way and the arbitrator or court construing the invalid, void or unenforceable provision shall construe that provision in a manner, to the extent possible, in favor of the Employer's rights under this Agreement.

               13.7 Duplicate Copies. This Agreement may be executed in duplicate copies and each duplicate copy shall constitute an original instrument, but all such separate duplicate copies shall constitute only one and the same instrument.

               13.8 Notices. Any Notices to be given pursuant to this Agreement by either party to the other party may be effected by personal delivery or by registered or certified mail, postage prepaid with return receipt requested. Mailed Notices shall be addressed to the parties at the addresses stated below, but each party may change its or his address by written notice to the other in accordance with this paragraph 13.8 of this Agreement. Notices delivered personally will be deemed received on the date of delivery.



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        Mailed Notices to the Employee shall be addressed as follows:

        Thomas E. Jones
        8206 Maple Lane
        Prairie Village, Kansas 66209

        Mailed Notices to the Company shall be addressed as follows:

        Chad Therapeutics, Inc.
        21622 Plummer Street
        Chatsworth, California 91311
        ATTN: Chairman of the Board

        IN WITNESS WHEREOF the Company and the Employee have each duly executed this Agreement on the dates set forth below opposite their respective signatures.

                                        CHAD THERAPEUTICS, INC.


Dated:  1-26-98                         By:   CHARLES R. ADAMS
                                           -------------------------------------
                                              Charles R. Adams
                                              Chairman of the Board


Dated:  1-26-98                         Thomas E. Jones


                                        THOMAS E. JONES
                                        ----------------------------------------

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